                                                                    Exhibit 99.2

                                                               February 12, 2002

                                                               Media: Josh Reiss
                                                                  (713) 267-3740
                                                            Investors: Ron Kurtz
                                                                  (713) 267-3686

                MAXXAM INC. STATEMENT REGARDING KAISER ALUMINUM'S
                            CHAPTER 11 REORGANIZATION

     HOUSTON, Texas (February 12, 2002) - Kaiser Aluminum has today filed a voluntary petition in U.S. Bankruptcy Court for the District of Delaware to
reorganize under Chapter 11 of the U.S. Bankruptcy Code

     MAXXAM Inc. (AMEX: MXM) directly and indirectly owns 62 percent of Kaiser
Aluminum.

     THE DECISION BY KAISER ALUMINUM TO FILE FOR CHAPTER 11 REORGANIZATION
SHOULD HAVE NO EFFECT ON THE EMPLOYEES, VENDORS, OR CUSTOMERS OF MAXXAM'S FOREST
PRODUCTS, REAL ESTATE, AND RACING OPERATIONS. In addition, it is MAXXAM's understanding that Kaiser Aluminum intends to continue its general operations as it restructures.

     Kaiser Aluminum (NYSE:KLU) has issued a press release containing additional information regarding this announcement.

                                  ###155-021202

     Company press releases may contain statements that constitute
"forward-looking statemenst" within the meaning of the Private Securities
Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.